EXHIBIT 10.3

Funding Commitment

Date:  __ August 2011

Subject to the terms and conditions hereof, we hereby issue this Funding Commitment for the benefit of Island Breeze International, on behalf of ______________, (or another name selected by Island Breeze International) a company to be formed (hereinafter, “NEWCO”); and, the Subscribers to the Structured Note to be created hereafter.  This Funding Commitment is not transferable and the benefits hereunder may not be assigned.

Project Description:
Gaming Cruise Vessel – Renovations – Terminal Setup

Obligor:
NEWCO, on the date hereof, a wholly owned subsidiary of Island Breeze International (hereinafter, “Obligor”).

Collateral – First Lien Position on the following:
410ft casino/day passenger cruise vessel, built in 1967, legally know as “M/V Island Breeze” (hereinafter, “Vessel”) with all improvements, furniture, fixtures and equipment owned on the funding date or thereafter acquired by “Obligor”; together with all permits, licenses that can lawfully be encumbered, contracts, docking rights, cash on hand on the funding date and cash on hand thereafter of Obligor; and, any and all intellectual property including without limitation trade names, trademarks, copyrights and ghosts works held by the Obligor on the date of funding or thereafter acquired by Obligor or its parent, affiliates and/or associated companies exclusively relating to the Vessel and the contemplated business model structured around and involving the “M/V Island Breeze” or such other name that may hereafter be adopted.  Also to include all land leases used for docking the Vessel, & office space, and all leases on equipment.

Transaction Type:
Structured Note to pay the cost of renovations of the existing Vessel and to thereafter cause the Vessel to be put into service as a gaming cruise ship.

Principal Funding Amount:
Twelve Million Five Hundred Thousand US Dollars (US$12,500,000.00)

Term:
Five (5) years, interest paid annually in arrears with balloon payment of principal at maturity of the Structured Note to be issued by Obligor, which shall be underwritten and marketed by Underwriter

Face Stated Simple Interest Rate:
Not to exceed 420 basis points over comparable maturing United States Treasuries, to be fixed at the time of initial issuance of the Structured Note to the Subscribers thereto (“Subscribers”).

Underwriter Placement Success Fee:
One and One Half Percent (1.5%) of the
Principle Funding Amount.

Origination Fee:
Not to exceed 3.0% of the Principal Funding Amount

Underwriting Expenses and Fees:
The fees, costs and expenses associated with the underwriting of the proposed Structured Note and the securitization thereof, together with cost of credit enhancement, due diligence, registration, listing fees and all costs to be incurred in furtherance thereof and/or of the transactions contemplated in this agreement, including but not limited to those listed in the immediately succeeding paragraph, and the paragraphs entitled “Other Fees” and “Evidence of Title” are collectively hereinafter referred to as the “Underwriting Expenses”.

Subject to the Reimbursement Undertaking set forth below and in the “Guarantee on Funding Commitment” executed concurrently herewith, the Underwriting Fee, as described in the succeeding paragraph, is to be advanced by _____________________ (the “Investor”) to pay the Underwriting Expenses, which shall include the cost of the initial due diligence verifying all aspects of Obligor's proposed business model, representations of fact and reasonableness of assumptions made and to be made by Obligor inclusive of a feasibility study conforming to the requirements of the Subscribers, as well as, the providing of credit enhancement in favor of Underwriter and/or its assigns as the beneficiary thereof in an amount equal to the Principal Funding Amount and possibly accrued interest at the option of the Subscribers to the Structured Notes to be issued by Obligor, underwritten and marketed by Underwriter.

The “Underwriting Fee” shall be Five Hundred Thousand US Dollars (US$500,000.00) to be paid by  Investor  to Underwriter through Commercial Escrow Services, pursuant to the “Joint Escrow Instructions” with escrow identifier: ______________ (hereinafter “Escrow”) as follows:

Subject to the provisions of the Reimbursement Undertaking set forth below and referenced in the "Guarantee of Funding Commitment" executed concurrently herewith, upon full execution by all parties to this “Funding Commitment” and the “Investor Agreement”, as well as, Underwriter’s  delivery of the executed “Guarantee of Funding Commitment”, which shall be delivered by Underwriter to Obligor and Investor, Investor shall cause the sum of Five Hundred Thousand US Dollars (US$500,000.00) to be released to Underwriter pursuant to the terms and conditions of the “Joint Escrow Instructions” executed concurrently herewith.

The actual “Commencement Date” of this “Funding Commitment” shall be upon Commercial Escrow’s electronic transfer of the “Underwriting Fee” to the banking coordinates to be provided by Underwriter in writing hereafter (hereinafter, “Commencement Date”).

Reimbursement Undertaking:
In the event that the Structured Notes are not sold to the Subscribers to generate funding of the entire Principle Funding Amount within Ninety (90) days of the “Commencement Date” by Underwriter (the “Funding Failure”), promptly on written request of Investor, the entire amount of the Underwriting Fee advanced to Underwriter in the amount of Five Hundred Thousand USD ($500,000.00) shall be fully refunded by Underwriter without any deduction or withholding of any nature directly to ”Investor”, at which time the duties of Underwriter to Investor and Obligor, except for Underwriter’s obligation to pay the Underwriting Expenses, shall be discharged in their entirety, and the duties of Investor and Obligor to Underwriter shall be discharged in their entirety, with Obligor and Underwriter restored to the position they held prior to issuance of the "Funding Commitment", whereupon, except as set forth in this paragraph, such Funding Commitment" shall then become void with no party having no further duties or obligations to any other party or any third person or entity who may have been an intended third party beneficiary of the agreements contemplated herein.

The Obligor shall have the right and power to terminate this “Funding Commitment” agreement and any other agreements executed with respect to the transactions contemplated herein at any time after a Funding Failure and unless so terminated, Obligor shall cooperate in the execution of all documents reasonably necessary for the creation, listing and sale of the Structured Notes.  Obligor may not and shall not terminate any related agreements with Underwriter without written permission from Investor.  In the absence of any breach by Underwriter under this agreement, including the occurrence of a Funding Failure, which will be deemed a breach by Underwriter hereunder, if the Obligor anticipatorily repudiates the funding to take place or, refuses to accept the funds generated by Underwriter’s activities on the terms set forth herein, Underwriter shall not be obligated to refund the Underwriting Fee.

Other Fees:
As part of the Underwriting Expenses, there may be costs, fees and expenses incurred for retaining of Supervisor Architects and/or Survey Company, a third party disbursement company after funding; and, prior to funding for other professionals including feasibility experts, a new appraisal and survey prepared by an approved company by the Subscribers and/or their underwriters, as well as, business plan preparers, underwriters and subscription commitment or "Lock-Up" fee to be paid to those that may subscribe to the Structured Notes to be issued, and the costs, fees, and expenses referred to in the paragraphs hereof entitled “Evidence of Title” and Underwriting Expenses and Fees”.   These fees though will, if necessary, be advanced by Underwriter and, together with any other costs, fees and expenses constituting Underwriting Expenses, are the responsibility of Underwriter and shall be satisfied by Underwriter, except to the extent they exceed the amount of the Underwriting Fee.  In the event the Principal Funding Amount is funded as contemplated herein, the Obligor shall be responsible for up to $50,000 of these fees to the extent such fees are reasonable and to the extent such reasonable fees exceed the amount of the Underwriting Fee, in which case the amount of Obligor’s obligation hereunder shall be paid exclusively from the funding proceeds at closing, there being no obligation of Obligor hereunder if such funding does not occur.  If funding should not occur, the Underwriting Expenses shall be the responsibility of and paid by Underwriter.  Obligor shall be entitled to a copy of any appraisal, and all studies made on the Project, as long as Underwriter has been compensated for said studies.

Closing Date:
Closing and Funding of said project shall occur no later than Ninety (90) calendar days from the “Commencement Date”.  In the event Underwriter is unable to Close and Fund according to the terms and conditions stated above, then a refund of the Underwriting Fee shall occur as stated in the above Section entitled “Reimbursement Undertaking”

Evidence of Title:
Concurrently with disbursement of the Principal Funding Amount or any portions thereof sufficient to retire any existing debt or liens against the Vessel, Underwriter will use __________ to ensure clean title and a secured first lien position against the vessel naming Underwriter and its assigns as the loss payee thereof.  The Underwriting Expenses includes the fees of ___________ and the cost of recording documents, at the time of closing, if any.

Required items and Conditions: The following must be submitted prior to commencement of the Offering Memorandum for Funding

●	”NEWCO”, a Cayman Island Corporation, will be formed after the “Funding Commitment” has been accepted and executed by Obligor.

●
The above named collateral will be transferred to NEWCO prior to close, upon written notice to and consent from Underwriter, not to be unreasonably withheld.  Underwriter acknowledges that the vessel may be transferred to facilitate financings from third parties.

●	Island Breeze International’s written notification to Underwriter that: to the best of their knowledge, the City of ________________ is supportive of this project with evidence thereof.

●	Corporate Documents of Island Breeze International and NewCo.

●	Along with this “Funding Commitment”, the “Joint Escrow Instructions”, and “Investors Agreement” are fully executed and delivered to Underwriter.

●
Letter from Obligor's insurance agency identifying that Obligor has the ability to secure all marine insurance on the Vessel listed as collateral and the personal property to be acquired and/or otherwise owned and to be utilized on the Vessel naming Underwriter and/or its assigns as a loss payee and additional insured thereof for an amount equal to the face value of the Structured Notes.

●	Proposed marketing plan to evidence Obligor's ability to market the business to ensure proper cash flow to maintain operations and service the debt.

●	Pro forma Income and Expense Statements, with explanations of the basis for the projections.

●	Estimated, detailed projected time line for the scope of construction, installation of equipment and licensing.

●
Detailed “Line Item Breakdown” for the use of proceeds inclusive of soft cost, closing cost and reimbursements, to include; (i) Construction cost, (ii) itemized list of equipment, (iii) Itemized breakdown of “Startup & Working Capital”,

●
Complete Appraisal and Survey of the Vessel [by a US based appraisal and survey company certified by the American Society of Appraisers and the National Association of Marine Surveyors, to be approved by Obligor] with all proposed improvements to determine: (i) Cost Approach, (ii) Sales Comparison Approach, (iii) Income Capitalization Approach.  (Underwriter will order subject to approval of appraiser by Obligor.)

●
Feasibility Study, by a firm approved by Obligor, to determine the following factors:  (i) Technology and system; (ii) Economic; (iii) Legal; (iv) Operational; and, (v) Schedule.  (Underwriter will order)

●
A letter from Obligor's legal counsel as to the ways and means to perfect a first position security interest on the Vessel and personal property thereon and to be acquired in the jurisdiction where the Vessel is to be registered.

●	Executed Contracts with ______________ as ship renovation/construction company. If Obligor decides to select an alternative company such company shall be reasonably acceptable to Underwriter.

●
Insurance Policies required; (i) Commercial Watercraft  to include [Hull & Machinery, Protection & Indemnity, Vessel Pollution, Collision Liability], (ii) Maritime Employers Liability, (iii) Workman’s Comp, (v) Business Insurance, (vi)  General Liability

●	Such other documents reasonably related to the "Obligor's" business model and reasonably requested in writing hereafter

Duties of Underwriter:
Underwriter is solely responsible for all processing and underwriting of the Offering Memorandum to insure compliance with the applicable laws of the European Union and that the requirements of the Subscribers are met.  The Offering Memorandum is subject to Obligor’s approval.  Underwriter will work diligently with Obligor to ensure a prompt closing. Underwriter has retained ______________ as the processing company for this transaction.  All documents and conditions delivered to _____________ will be acknowledged by Underwriter as received.

The Principal Funding Amount shall be disbursed pursuant to a line item breakdown to be agreed by and between Obligor and Underwriter which shall be specifically detailed in the Offering Memorandum and enforced by an Institutional Disbursement Agent to be retained by Underwriter in the geographic location of Obligor.  Underwriter will take all steps necessary to protect the confidentiality of all materials and information provided to Underwriter by Obligor that need not be disclosed in the Offering Memorandum.  Underwriter can obtain the financing as described herein in any suitable form, as long as the financial conditions of such funding are within the terms of this Funding Commitment.

Duties of Obligor:
The Obligor agrees to use its best efforts to comply with any reasonable requests by Underwriter for information, documentation or supporting materials, including but not limited to the listed “Required Items and Conditions” within a reasonable time, not to exceed fifteen (15) calendar days from the date of the request for such being received by Obligor, unless otherwise agreed by Underwriter.  It is agreed that, in the event Obligor requires additional time to submit said information, documentation or supporting material, the “Closing Date” shall be extended to the extent of the additional time requested by Obligor to comply with Underwriter’s request for information or documentation.

Jurisdiction – Exception to United States Securities Laws:
Obligor, Underwriter and Investor hereby consent to jurisdiction of the state and federal courts located in Fresno County, State of California (USA) which shall retain exclusive jurisdiction with respect to any dispute regarding or related to the Underwriting Fee, the transaction documents, and the commitment documents, which shall be governed and construed in accordance with the laws of the State of California, until (i) the closing and funding of Principal Funding Amount.

It is expressly understood and agreed, that the services of Underwriter are being performed exclusively in the country of Switzerland and will be performed in conformity with the securities laws of the government of Switzerland; and, that the Structured Notes to be underwritten and marketed by Underwriter shall not be structured or marketed in the United States.

General Provisions:
This “Funding Commitment” reflects the sole and entire agreement of Underwriter and Obligor regarding the subject matter hereof. This “Funding Commitment” is intended to be a binding obligation by and between the parties.  This Funding Commitment may be modified by subsequent written agreement between the parties.  A duly executed facsimile transmission of this “Funding Commitment” by facsimile machine or electronic mail shall be considered an original of the document, and shall have the same effect and force as executed originals of this document.  Except as provided above, this “Funding Commitment” is issued and will be governed and construed in accordance with the laws of the country of Switzerland and any disputes shall only be litigated in the Kanton of Zurich.

Term of Funding Commitment:
Underwriter  grants “Obligor” until 5:00pm PST on  August 2011 to accept this “Funding Commitment” and the provisions of the Escrow Instructions causing both to be duly executed and returned on or before the close of business that day.  It being expressly agreed that delivery thereafter shall not serve to bind Underwriter to the provisions hereof absent Underwriter’s subsequent agreement to accept "Obligor's" offer for the rendition of services thereafter.

Accepted by:

Underwriter

___________________________________
                                                                Dated

Island Breeze International, on behalf of
NewCo – to be formed.

___________________________________
Bradley T. Prader, CEO                       Dated

Investor

___________________________________
                                                                Dated